Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amanda C. Fowler, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER
RESULTS DRIVEN BY U.S. LAUNCH OF THV

•    THV Sales Grew 71 Percent with U.S. Sales of $61 Million

•    Full Year EPS Guidance Confirmed at $2.60-$2.68

•    Special Items Lowered Q2 EPS by $0.10

IRVINE, Calif., July 24, 2012 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended June 30, 2012 of $67.8 million, or $0.57 per diluted share, compared to net income of $58.1 million, or $0.48 per diluted share, for the same period in 2011.  Second quarter diluted earnings per share increased 18.8 percent over last year.  Excluding the special items detailed in the reconciliation table below, second quarter diluted earnings per share was $0.67, an increase of 36.7 percent from the prior year quarter.

Second quarter net sales increased 11.8 percent to $482.0 million compared to the same period last year.  Sales growth excluding the impact of foreign exchange was 15.7 percent.

“Even in a challenging economic environment, we reported strong sales growth this quarter driven by the continued success of our U.S. transcatheter heart valve launch,” said Michael A. Mussallem, chairman and CEO.  “As the number of U.S. SAPIEN procedures grows rapidly, we are extremely pleased with the continued high success rate being achieved.  During the quarter, we also cleared two significant milestones, the favorable FDA panel evaluating the SAPIEN valve for high-risk surgical patients and the issuance of the final National Coverage Decision defining U.S. reimbursement.”

Sales Results

For the second quarter, the company reported Surgical Heart Valve Therapy product group sales of $200.5 million, which included $28.7 million of cardiac surgery systems sales. Sales declined 2.3 percent from the second quarter last year and were flat on an underlying(1) basis. Surgical heart valve sales growth was slightly negative compared to last year, and global pricing remained solid.

EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS DRIVEN BY U.S. LAUNCH OF THV

Sales of transcatheter heart valves (THV) were $145.8 million for the quarter, 71 percent growth over the second quarter last year, or 83 percent on an underlying basis.  These results were driven by the U.S. launch of the SAPIEN valve, with sales of $61.4 million. Outside the U.S., sales growth was 5.8 percent, or 15 percent on an underlying basis.

“Given the strong second quarter performance of SAPIEN, we now expect $240 to $260 million of U.S. sales in 2012,” Mussallem said. “For the full year, we now expect global THV sales in the range of $550 to $600 million, and an underlying growth rate over last year that is between 80 and 90 percent.”

Critical Care product group sales were $135.7 million for the quarter, including vascular sales of $12.5 million. Critical care sales were $123.2 million, a decline of 3.5 percent, or 1.1 percent on an underlying basis. Growth of advanced technology disposable products was offset by lower sales of hardware in the U.S. and a reduction of distributor inventory in China.

Domestic and international sales for the second quarter were $207.0 million and $275.0 million, respectively.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 73.1 percent and included an $8.1 million charge to reflect the estimated cost of voluntary recalls of heart valves and critical care catheters.  Excluding the impact of the charge, gross profit margin was 74.8 percent, compared to 70.4 percent in the same period last year.  This improvement was driven by foreign exchange and a favorable product mix.

Selling, general and administrative expenses were $182.4 million for the quarter, or 37.8 percent of sales, compared to $163.2 million in the same period last year.  This increase was driven primarily by U.S. transcatheter valve launch-related investments.

Research and development for the quarter grew 14.0 percent to $74.0 million, or 15.4 percent of sales.  This increase was primarily the result of investment in The PARTNER II Trial, and new product development efforts in the company’s transcatheter valve programs.

Free cash flow generated during the quarter was $125.6 million, defined as cash flow from operating activities of $146.8 million, less capital spending of $21.2 million.

Total debt at June 30, 2012 was $185.1 million.  Cash and cash equivalents and short-term investments were $506.0 million at the end of the quarter, resulting in net cash of $320.9 million.

During the quarter, the company repurchased approximately 627,000 shares of common stock for $52.9 million.

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EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS DRIVEN BY U.S. LAUNCH OF THV

Special Charges

During the quarter, the company recorded a $7.0 million in-process research and development charge related to licensing agreements for two development-stage technologies.  Combined with the $8.1 million charge impacting gross profit margin, special items this quarter reduced diluted earnings per share by $0.10.

Six-Month Results

For the six months ended June 30, 2012, the company recorded net income of $132.9 million, or $1.12 per diluted share, compared to $122.0 million, or $1.01 per diluted share, for the same period in 2011.  Net income growth for the six months was 8.9 percent, or 15.6 percent excluding special items in both periods.  For the six months ended June 30, 2012, diluted earnings per share increased 10.9 percent over last year, or 17.6 percent excluding special items in both periods.

Net sales for the first six months of 2012 increased 12.6 percent to $941.2 million.  Underlying sales growth was 14.6 percent.

Domestic and international sales for the six months were $393.6 million and $547.6 million, respectively.

During the first six months, the company repurchased approximately 1.8 million shares of common stock for $153.2 million.

Outlook

“We remain on track to deliver strong sales growth and bottom line performance this year, even with a challenging global economy,” Mussallem said. “We expect our transcatheter technologies to continue to drive our growth well into the future.  Also, we remain enthusiastic about the potential of our robust product pipeline to benefit even more patients and strengthen our leadership position.

“Given our updated projections and the recent movement in foreign exchange rates, we now expect full year sales of $1.90 billion to $1.97 billion, which represents an underlying growth rate of approximately 20 percent. Excluding special items, we now expect diluted earnings per share of $2.60 to $2.68, and continue to expect full year 2012 net income growth of approximately 30 percent.

“For the third quarter 2012, we project total sales of $465 million to $485 million, and diluted earnings per share, excluding special items, to be between $0.57 and $0.61,” Mussallem added.

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EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS DRIVEN BY U.S. LAUNCH OF THV

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring that enable them to save and enhance lives. Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. ET to discuss its second quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 396813.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, and the Company’s financial goals or expectations set forth in the “Outlook” section of this release.  Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the Company does update or correct one or more of these statements, investors and others should not conclude that the Company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the timing and extent of regulatory approvals and reimbursement levels for the SAPIEN valve and other new products; the ability of the Company to lead in the development of  the THV field; the Company’s success in developing new products and expanding its markets, creating new market opportunities for its products and avoiding manufacturing and quality issues; the availability and quality of competitive products; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets, such as Europe; unexpected litigation results or expense; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available at edwards.com.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and acquired products and foreign exchange fluctuations, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Those results that

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EDWARDS LIFESCIENCES REPORTS STRONG SECOND QUARTER RESULTS DRIVEN BY U.S. LAUNCH OF THV

exclude the impact of foreign exchange are also non-GAAP financial measures. Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, net income and growth, and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The Company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

Edwards, Edwards Lifesciences, the stylized E logo, Edwards SAPIEN, PARTNER, PARTNER II and SAPIEN are trademarks of Edwards Lifesciences Corporation.

# # #

(1)  “Underlying” amounts are non-GAAP items and in this press release exclude exchange fluctuations. See the reconciliation tables below.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2012	2011	2012	2011

Net sales	$482.0	$431.2	$941.2	$835.7
Cost of goods sold	129.8	127.8	257.1	244.6

Gross profit	352.2	303.4	684.1	591.1

Selling, general and administrative expenses	182.4	163.2	359.6	313.5
Research and development expenses	74.0	64.9	142.6	123.9
Special charges	7.0	4.0	7.0	4.0
Interest income, net	(0.1)	(0.3)	(0.1)	(0.3)
Other income, net	(1.0)	(1.2)	(0.5)	(7.4)

Income before provision for income taxes	89.9	72.8	175.5	157.4

Provision for income taxes	22.1	14.7	42.6	35.4

Net income	$67.8	$58.1	$132.9	$122.0

Earnings per share:
Basic	$0.59	$0.51	$1.16	$1.06
Diluted	$0.57	$0.48	$1.12	$1.01

Weighted-average common shares outstanding:
Basic	114.9	114.8	114.5	114.9
Diluted	118.4	120.0	118.2	120.2

Operating Statistics
As a percentage of net sales:
Gross profit	73.1%	70.4%	72.7%	70.7%
Selling, general and administrative expenses	37.8%	37.8%	38.2%	37.5%
Research and development expenses	15.4%	15.1%	15.2%	14.8%
Income before provision for income taxes	18.7%	16.9%	18.6%	18.8%
Net income	14.1%	13.5%	14.1%	14.6%

Effective tax rate	24.6%	20.2%	24.3%	22.5%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	June 30,	December 31,
	2012	2011
ASSETS

Current assets
Cash and cash equivalents	$304.3	$171.2
Short-term investments	201.7	279.3
Accounts and other receivables, net	336.4	320.7
Inventories, net	265.4	261.3
Deferred income taxes	36.0	43.9
Prepaid expenses	39.5	35.0
Other current assets	95.5	57.1
Total current assets	1,278.8	1,168.5

Long-term accounts receivable, net	10.9	24.6
Property, plant and equipment, net	315.8	304.3
Goodwill	349.8	349.8
Other intangible assets, net	61.7	66.9
Investments in unconsolidated affiliates	22.1	21.8
Deferred income taxes	10.2	20.0
Other assets	25.8	24.6

Total assets	$2,075.1	$1,980.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$284.3	$335.2

Long-term debt	185.1	150.4
Other long-term liabilities	171.1	157.0

Stockholders’ equity
Common stock	123.0	120.0
Additional paid-in capital	418.0	300.5
Retained earnings	1,493.6	1,360.7
Accumulated other comprehensive loss	(51.0)	(37.5)
Treasury stock, at cost	(549.0)	(405.8)
Total stockholders’ equity	1,434.6	1,337.9

Total liabilities and stockholders’ equity	$2,075.1	$1,980.5

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.  The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes discontinued and newly acquired products and foreign exchange fluctuations, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions.  Guidance for sales and sales growth rates is provided on an “underlying basis”, and projections for diluted earnings per share, gross profit margin, selling, general and administrative expenses (“SG&A”), research and development expenses (“R&D”), effective tax rate, net income and growth is also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. The Company is not able to provide a reconciliation of projected earnings per share, gross profit margin, SG&A, R&D, effective tax rate, net income and growth guidance, excluding special charges, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are excluded from the GAAP financial results in the reconciliations that follow:

Gross Profit - In the second quarter of 2012, the Company increased its non-GAAP gross profit by $8.1 million to exclude the impact of its voluntary recall of certain heart valves and Critical Care catheters. Given the magnitude and unusual nature of this adjustment relative to the operating results for the period presented, the financial impact of the recall has been excluded from non-GAAP net income.

Special Charges - The Company incurred certain special charges in 2012 and 2011 related to the following:

1)             Licensing of Intellectual Property:  $7.0 million charge in the second quarter of 2012 for the upfront licensing and royalty fees related to the licensing of intellectual property;

2)             Greece receivables reserve:  $4.0 million charge in the second quarter of 2011 to reflect the increased risk associated with the Company’s Greece receivables.

Given the magnitude and unusual nature of these special charges relative to the operating results for the periods presented, these items have been excluded from non-GAAP net income and earnings per share.

Provision For Income Taxes - During the first quarter of 2012, the Company recorded a $2.3 million tax benefit due to the remeasurement of its uncertain tax positions.  During the second quarter of 2011, the Company recorded a $2.5 million tax benefit resulting from a partial settlement of a prior year European tax audit. Given the magnitude and unusual nature of the tax events relative to the periods presented, they have been excluded from non-GAAP net income and earnings per share.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Line and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP NET INCOME TABLE

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2012	2011	2012	2011

GAAP Net Income	$67.8	$58.1	$132.9	$122.0

Reconciling items: (A)

Gross profit
Recall of heart valves and catheters	8.1	—	8.1	—

Special charges
1) Licensing of intellectual property	7.0	—	7.0	—
2) Greece receivables	—	4.0	—	4.0

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	(3.4)	(0.4)	(3.4)	(0.4)
Remeasurement of uncertain tax position reserve	—	—	(2.3)	—
Tax settlements	—	(2.5)	—	(2.5)
Total	(3.4)	(2.9)	(5.7)	(2.9)

Non-GAAP Net Income	$79.5	$59.2	$142.3	$123.1

GAAP TO NON-GAAP EARNINGS PER SHARE TABLE

GAAP Earnings Per Share	$0.57	$0.48	$1.12	$1.01

Reconciling items: (A)(C)

Gross profit
Recall of heart valves and catheters	0.06	—	0.06	—

Special charges
1) Licensing of intellectual property	0.04	—	0.04	—
2) Greece receivables	—	0.03	—	0.03

Provision for income taxes
Remeasurement of uncertain tax position reserve	—	—	(0.02)	—
Tax settlements	—	(0.02)	—	(0.02)

Non-GAAP Earnings Per Share	$0.67	$0.49	$1.20	$1.02

Note: Numbers may not calculate due to rounding.

(A)  See description of “Gross Profit,” “Special Charges” and “Provision For Income Taxes” on the previous page.

(B)  The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions’ statutory tax rates.

(C)  All amounts are tax effected, calculated using the relevant tax jurisdictions’ statutory tax rates.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

GAAP TO NON-GAAP GROSS PROFIT TABLE

	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012

GAAP Gross Profit	73.1%	72.7%

Reconciling item: (A)

Recall of heart valves and catheters	1.7%	0.8%

Non-GAAP Gross Profit	74.8%	73.5%

Note: Numbers may not calculate due to rounding.

(A)  See description of “Gross Profit” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Tax Rate

GAAP TO NON-GAAP TAX RATE TABLE

	Three Months Ended		Six Months Ended
	June 30, 2012		June 30, 2012

GAAP Tax Rate	24.6%		24.3%

Reconciling items: (A)

Gross profit
Recall of heart valves and catheters	(1.4	) pts	(0.6	) pts

Special charges
Licensing of intellectual property	1.1	pts	0.5	pts

Provision for income taxes
Remeasurement of uncertain tax position reserve	—		1.1	pts

Non-GAAP Tax Rate	24.3%		25.3%

(A)  See description of “Provision for Income Taxes” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

($ in millions)

					2011 Adjusted
Sales by Product Line (QTD)	2Q 2012	2Q 2011	Change	GAAP Growth Rate*	FX Impact	2Q 2011 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valves	$171.8	$177.8	$(6.0)	(3.4)%	$(4.3)	$173.5	(1.0)%
Cardiac Surgery Systems	28.7	27.3	1.4	5.5%	(0.8)	26.5	8.4%
Total Surgical Heart Valve Therapy	200.5	205.1	(4.6)	(2.3)%	(5.1)	200.0	0.3%
Transcatheter Heart Valves	145.8	85.3	60.5	70.8%	(5.6)	79.7	82.9%
Critical Care	123.2	127.7	(4.5)	(3.5)%	(3.2)	124.5	(1.1)%
Vascular	12.5	13.1	(0.6)	(3.9)%	(0.5)	12.6	(1.1)%
Total Critical Care	135.7	140.8	(5.1)	(3.6)%	(3.7)	137.1	(1.1)%
Total Sales	$482.0	$431.2	$50.8	11.8%	$(14.4)	$416.8	15.7%

					2011 Adjusted
Sales by Product Line (YTD)	YTD 2Q 2012	YTD 2Q 2011	Change	GAAP Growth Rate*	FX Impact	YTD 2Q 2011 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valves	$347.8	$350.0	$(2.2)	(0.6)%	$(3.8)	$346.2	0.5%
Cardiac Surgery Systems	56.3	53.4	2.9	5.5%	(0.7)	52.7	6.9%
Total Surgical Heart Valve Therapy	404.1	403.4	0.7	0.2%	(4.5)	398.9	1.3%
Transcatheter Heart Valves	267.3	158.0	109.3	69.1%	(6.7)	151.3	76.6%
Critical Care	244.8	248.3	(3.5)	(1.4)%	(2.1)	246.2	(0.6)%
Vascular	25.0	26.0	(1.0)	(3.6)%	(0.4)	25.6	(2.4)%
Total Critical Care	269.8	274.3	(4.5)	(1.6)%	(2.5)	271.8	(0.7)%
Total Sales	$941.2	$835.7	$105.5	12.6%	$(13.7)	$822.0	14.6%

Sales by Region (QTD)	2Q 2012	2Q 2011	Change	GAAP Growth Rate*
United States	$207.0	$151.3	$55.7	36.8%
Europe	146.5	151.7	(5.2)	(3.4)%
Japan	72.3	69.8	2.5	3.4%
Rest of World	56.2	58.4	(2.2)	(3.7)%
International	275.0	279.9	(4.9)	(1.8)%
Total	$482.0	$431.2	$50.8	11.8%

Sales by Region (YTD)	YTD 2Q 2012	YTD 2Q 2011	Change	GAAP Growth Rate*
United States	$393.6	$300.4	$93.2	31.1%
Europe	295.3	291.2	4.1	1.4%
Japan	143.1	139.1	4.0	2.9%
Rest of World	109.2	105.0	4.2	4.0%
International	547.6	535.3	12.3	2.3%
Total	$941.2	$835.7	$105.5	12.6%

* Numbers may not calculate due to rounding.